SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2017

Nutriband, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

309 Celtic Ct., Oviedo Florida	32765
(Address of Principal Executive Offices)	(Zip Code)

(407) 880-6810

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

: 8-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Comment/Description:

Item 1.01. Entry into a Material Definitive Agreement

The Company has entered into an acquisition agreement to acquire 100% stake in Advanced Health Brands Inc. and TD Therapeutics Inc., both Michigan State registered companies, in exchange for 5,000,000 Nutriband Inc. common shares.

FOR THE FULL TERMS OF THE AGREEMENT, PLEASE REFER TO THE COPY THEREOF FILED AS EXHIBIT 99.2 TO THIS REPORT.

The company issued a Press Release on May 22, 2017.

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

The Company. has appointed Ray Kalmar as the President of Nutriband Inc. and to the Board of Directors. Mr Kalmar has over ten years’ experience in the pharmaceutical industry with a particular specialization in cardiovascular disease, infectious disease and pulmonology.  Mr Kalmar has also had extensive experience in pharmaceutical IP, Bulk Chemical supply (5 years) and pharmacognostics.  He received a Bachelor of Science, University of Central Florida. Mr Kalmar served 12 years with the United States Air Force as a Combat medic.

The Company has appointed Paul Murphy as the Chief Operations Officer of Nutriband Inc. and to the Board Of Directors. Mr Murphy has over ten years’ experience in the Bulk Chemical Compounding market.  He was the Regional Sales Manager within the territories of Michigan, Indiana, Ohio, Illinois, Wisconsin, Tennessee and Kentucky for over 5 years.  Mr Murphy has over ten years’ experience as a CAD cleanroom specialist with consulting knowledge in USP 795, USP 797 and USP 800 compounding regulation.  He also has 5 years’ experience within the Outsourcing Facility (503B) market and specializes in cGMP guidelines for manufacturing.  He has a further 4 years consulting experience within the compounding market and 4 years orthopedic surgery experience.  Mr. Murphy received Bachelor of Science, Marketing at Central Michigan University.

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Item 8.01 Other Events.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this report, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that Chancellor plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this report.

 Any forward-looking statements that we may make are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. Any forward-looking statements are subject to the risks and uncertainties that could cause actual results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. As a result, the reader is cautioned not to rely on these forward-looking statements. Due to known and unknown risks, the company’s actual results may differ materially from its expectations or projections.

While most risks affect only future costs or revenues anticipated by the company, some risks may relate to accruals that have already been reflected in results of operations. The company’s failure to receive payments of accrued amounts or if liabilities are incurred in excess of amounts previously recognized, a charge against future earnings could result. In addition, any forward-looking statements should be considered in context with various disclosures made by us about our business including, without limitation, the risk factors more particularly described below in “Risk Factors.”

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Nutriband, Inc. May 22, 2017
99.2	Acquisition Agreement, dated as of May 22, 2017

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SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Nutriband, Inc.

Date: May 22, 2017	By:	/s/ Gareth Sheridan
Gareth Sheridan
Chief Executive Officer

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